                                   EXHIBIT 23
                                CONSENT OF EXPERT

We hereby consent to the use in the Registration Statement of IPVoice
Communications, Inc. on Form S-8 Amendment No. 1 to be filed on or about April
25, 2001 with the Securities and Exchange Commission our report dated March 22,
2001 on the consolidated financial statements of IPVoice.com, Inc. which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty.

/s/ Durland & Company, CPAs, P.A.
    Durland & Company, CPAs, P.A.

Palm Beach, Florida
April 25, 2001